SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                                January 13, 1999
                Date of report (Date of earliest event reported)



                                  U-SHIP, INC.
               (Exact Name of Registrant as Specified in Charter)

       UTAH                         000-28452                     41-1823559

(State or Other             (Commission File Number)         (IRS Employer
Jurisdiction                                                 Identification No.)
of Incorporation)



                     5583 West 78th Street, Edina, MN 55439
                     --------------------------------------
                    (Address of Principal Executive Offices)



                                 (612) 941-4080
                                 --------------
              (Registrant's telephone number, including area code)

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS.

         U-Ship, Inc. (the "Company") filed with the Commission a Current Report on Form 8-K on January 27, 1999. At Item 7 of the Report, the Company indicated that it would file audited historical financial statements of the business acquired and pro forma financial information at a later date. Set forth below is
Item 7 of such Report amended to include the audited financial statements of the business acquired and pro forma financial information.

         (a)      Financial Statements of Business Acquired.

                  INDEX TO TWIN CITY TRANSPORTATION, INC. FINANCIAL STATEMENTS

                  (1)      Independent Auditor's Report

                  (2)      Balance Sheet as of December 31, 1998

                  (3) Statement of Income and Retained Earnings for the year ended December 31, 1998

                  (4)      Statement of Cash Flows for the year ended December
                           31, 1998

                  (5)      Notes to Financial Statements

         (b)      Pro Forma Financial Information.

                  INDEX TO FINANCIAL STATEMENTS

                  (1) Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1998

                  (2) Unaudited Pro Forma Condensed Consolidated Statement of Operations for the twelve months ended June 30, 1998

                  (3) Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended December 31, 1998

                  (4) Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

         (c)      Exhibits

                  Consent of Lurie, Besikof, Lapidus & Co., LLP

                          INDEPENDENT AUDITOR'S REPORT



Board of Directors
Twin City Transportation, Inc.
Edina, Minnesota


We have audited the accompanying balance sheet of TWIN CITY TRANSPORTATION, INC. as of December 31, 1998, and the related statements of income and retained earnings and of cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TWIN CITY TRANSPORTATION, INC. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



LURIE, BESIKOF, LAPIDUS & CO., LLP

Minneapolis, Minnesota
February 19, 1999

                         TWIN CITY TRANSPORTATION, INC.

                                  BALANCE SHEET
                                December 31, 1998

                         ASSETS
CURRENT ASSETS
    Accounts receivable, less allowance for doubtful
      accounts of $6,000                                                            $   242,981
    Due from shareholder                                                                 15,160
                                                                                    -----------
       TOTAL CURRENT ASSETS                                                             258,141

PROPERTY AND EQUIPMENT
    Vehicles                                                       $    66,492
    Furniture, fixtures, and equipment                                  67,456
                                                                   -----------
                                                                       133,948
    Less accumulated depreciation                                       79,041           54,907
                                                                   -----------

INTANGIBLE ASSETS                                                      255,356
    Less accumulated amortization                                       54,383          200,973
                                                                   -----------      -----------
                                                                                    $   514,021
                                                                                    ===========



                         LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES
    Checks issued in excess of deposits                                             $    10,474
    Notes payable                                                                       309,627
    Accounts payable and accrued liabilities                                             42,164
                                                                                    -----------
       TOTAL CURRENT LIABILITIES                                                        362,265

SHAREHOLDER'S EQUITY
    Common stock - no par value
       (authorized - 100,000 shares; outstanding - 1,000 shares)   $       100
    Retained earnings                                                  151,656          151,756
                                                                   -----------      -----------
                                                                                    $   514,021
                                                                                    ===========



                       See notes to financial statements.

                         TWIN CITY TRANSPORTATION, INC.

                    STATEMENT OF INCOME AND RETAINED EARNINGS
                          Year Ended December 31, 1998


REVENUES                                                                $  1,307,052

DIRECT COSTS                                                               1,048,221
                                                                        ------------
GROSS MARGIN                                                                 258,831

OPERATING EXPENSES                                                           201,484
                                                                        ------------

INCOME FROM OPERATIONS                                                        57,347

OTHER EXPENSE
    Interest                                         $      10,804
    Other                                                    6,248            17,052
                                                     -------------      ------------

NET INCOME                                                                    40,295

RETAINED EARNINGS
    Beginning of year, as restated (Note 5)                                  144,989
    Distributions                                                            (33,628)
                                                                        ------------
    End of year                                                         $    151,656
                                                                        ============



                       See notes to financial statements.

                         TWIN CITY TRANSPORTATION, INC.

                             STATEMENT OF CASH FLOWS
                          Year Ended December 31, 1998

OPERATING ACTIVITIES
    Net income                                                                                   $     40,295
    Adjustments to reconcile net income to net
      cash provided by operating activities:
       Bad debts                                                                                       30,634
       Depreciation                                                                                    22,908
       Amortization                                                                                    19,824
       Other                                                                                            6,248
       Changes in operating assets and liabilities:
          Accounts receivable                                                $    (96,812)
          Other current assets                                                      3,977
          Accounts payable and accrued expenses                                     5,805             (87,030)
                                                                             ------------        ------------
              Net cash provided by operating activities                                                32,879

INVESTING ACTIVITIES
    Advances collected from shareholder                                             3,863
    Purchases of property and equipment                                           (15,189)
    Proceeds from sale of property and equipment                                    2,001
    Cash paid for acquisition                                                    (100,000)
                                                                             ------------
              Net cash used by investing activities                                                  (109,325)

FINANCING ACTIVITIES
    Increase in checks issued in excess of deposits                                 8,558
    Proceeds from notes payable                                                   117,743
    Payments on notes payable                                                     (19,914)
    Distributions                                                                 (29,941)
                                                                             ------------
              Net cash provided by financing activities                                                76,446
                                                                                                 ------------

NET INCREASE IN CASH                                                                                    -

CASH
    Beginning of year                                                                                   -
                                                                                                 ------------
    End of year                                                                                  $      -
                                                                                                 ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Interest paid                                                                                $     10,804

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES
    Assets distributed to shareholder                                                            $      3,687
    Refinancing of bank debt                                                                     $    129,647
    Assets acquired and liabilities incurred in connection with the acquisition of
      Northland Courier, Inc.:
       Property and equipment                                                                    $     12,910
       Intangible assets                                                                              187,090
                                                                                                 ------------
                                                                                                      200,000
       Note payable incurred                                                                         (100,000)
                                                                                                 ------------
       Cash paid for acquisition                                                                 $    100,000
                                                                                                 ============



                       See notes to financial statements.

                         TWIN CITY TRANSPORTATION, INC.

                          NOTES TO FINANCIAL STATEMENTS


1.       The Company and Summary of Significant Accounting Policies -

         The Company

         Twin City Transportation, Inc. (TCT) provides intraday delivery services focusing on point-to-point deliveries, predominately using owner-operators as drivers. TCT is a general delivery service, however medical related items accounted for approximately 70% of 1998 revenues. TCT operates primarily in the Twin Cities metropolitan area as well as in Duluth, Minnesota, and Western Wisconsin.

         Use of Estimates

         The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that may affect certain reported amounts and disclosures in the financial statements and accompanying notes. Actual results could differ from these estimates. The most significant area which requires the use of management's estimates relates to amortization periods for intangibles assets.

         Property and Equipment

         Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided generally using accelerated methods over the estimated useful lives of the related assets as follows:

                  Vehicles                                      5 years
                  Furniture, fixtures, and equipment        5 - 7 years

         Intangible Assets

         Intangible assets consist mainly of goodwill, which is amortized using the straight-line method over five years.

         Income Taxes

         The shareholder of TCT elected to be taxed as an S corporation under the provisions of the Internal Revenue Code and applicable state regulations; therefore, no provision for income taxes is included in these financial statements.

         Fair Value of Financial Instruments

         The carrying amounts of financial instruments consisting of accounts receivable, checks issued in excess of deposits, accounts payable, accrued liabilities, and notes payable approximate their fair values.

         Revenue Recognition

         Revenue is recognized when a delivery is completed.

         (continued)

                         TWIN CITY TRANSPORTATION, INC.

                         NOTES TO FINANCIAL STATEMENTS


1.       The Company and Summary of Significant Accounting Policies -
         (continued)

         Concentrations of Credit Risk

         Concentrations of credit risk with respect to accounts receivable are limited to the geographic areas of operations and the emphasis of revenues generated from medical and medical related industries. TCT does not require collateral for customer receivables. An allowance for doubtful accounts is evaluated periodically based on management's evaluation of collectibility, historical experiences, and economic factors.

2.       Acquisition -

         On September 23, 1998, TCT acquired certain assets of Northland Courier, Inc., which provided intraday delivery services in the Twin Cities metropolitan area and Western Wisconsin. The acquisition was accounted for as a purchase. The following unaudited pro forma consolidated results of operations for the year ended December 31, 1998, assume that the purchase occurred on January 1, 1998:

                                                Unaudited
                                                ---------

                  Revenues                     $1,734,000

                  Net income                       61,000

         The pro forma results do not purport to be indicative of the results which would have been obtained had the acquisition occurred on January 1, 1998, or which may be obtained in the future.

3.       Notes Payable -

                                                         Interest
                          Description                      Rate        Amount
         --------------------------------------------    --------      ------

         Bank term loan, paid January 8, 1999.           Prime +     $ 196,706
                                                           1.0%

         Unsecured note payable to Northland Courier,
         Inc., paid January 20, 1999.                     None         100,000

         Unsecured note payable to a company with
         common ownership and control, assumed by
         shareholder in January 1999.                     None           7,482

         Unsecured note payable, assumed by share-
         holder in January 1999.                          8.0%           5,439
                                                                     ---------

                                                                     $ 309,627
                                                                     =========

         In connection with the shareholder assumption of the above notes, the balance due from shareholder, included in current assets on the balance sheet, was distributed to the shareholder in January 1999.

4.       Commitments and Contingencies -

         Operating Leases

         TCT leases office space on a month-to-month basis. Rent expense was approximately $14,200 for 1998.

         Guarantees

         TCT guarantees a bank term loan of another company under common ownership and control. The balance outstanding at December 31, 1998 is $440,000, which is collateralized by substantially all TCT assets. TCT was released from this guarantee and the collateral agreement in January 1999.

         TCT entered into a lease requiring monthly payments of $823 through December 2000. TCT, along with another company under common ownership and control, agreed that the other company is responsible for all lease payments, which are guaranteed by TCT. The approximate future minimum lease commitments guaranteed by TCT at December 31, 1998, is $18,900.

5.       Prior Period Adjustments -

         Certain errors in the previously compiled 1997 financial statements were discovered in the current year. Corrections of these errors, which related to accounts receivable, resulted in a decrease of previously reported net income and retained earnings of $63,450 for the year ended and as of December 31, 1997.

6.       Subsequent Event -

         On January 13, 1999, TCT merged with Advanced Courier Services, Inc. (the surviving corporation), a wholly-owned subsidiary of U-Ship, Inc., in exchange for 423,330 shares of U-Ship, Inc. common stock, a warrant to purchase 1,000 additional shares exercisable at $1.063 per share, and $400,000.

                          U-SHIP, INC. AND SUBSIDIARIES

                          UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS


The following unaudited pro forma condensed consolidated balance sheet as of December 31, 1998 and statements of operations for the twelve months ended June 30, 1998 and for the six months ended December 31, 1998, give effect to the acquisition of Twin City Transportation, Inc. ("TCT") by U-Ship, Inc. ("U-Ship") as if the acquisition had occurred on July 1, 1997. The unaudited pro forma condensed consolidated financial statements have been prepared for informational purposes only and do not purport to present the financial position or the results of operations of U-Ship had the acquisition assumed therein occurred on the dates indicated, nor are they necessarily indicative of the results of operations which may be achieved in the future.

The unaudited pro forma condensed consolidated financial statements include the historical operations of U-Ship and the historical operations of the acquired business and should be read in conjunction with the notes to the unaudited pro forma condensed consolidated financial statements.

                          U-SHIP, INC. AND SUBSIDIARIES
            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                December 31, 1998

                                                            Historical                                Pro Forma
                                               -------------------------------------     -----------------------------------
                                                                     Twin City
ASSETS                                          U-Ship, Inc.     Transportation Inc.      Adjustments            Adjusted
                                               -------------     -------------------     -------------         -------------
Current assets:
     Cash and cash equivalents                 $     281,521        $          --        $    (281,521)(1)     $          --
     Accounts receivable                             140,235              242,981                   --               383,216
     Inventories                                   1,046,194                   --                   --             1,046,194
     Other                                           204,192               15,160                   --               219,352
                                               -------------        -------------        -------------         -------------
         Total current assets                      1,672,142              258,141             (281,521)            1,648,762

Property and equipment                               693,441               54,907                   --               748,348
Intangible and other assets                          185,517              200,973            1,179,144(1)          1,565,634
                                               -------------        -------------        -------------         -------------
                                               $   2,551,100        $     514,021        $     897,623         $   3,962,744
                                               =============        =============        =============         =============


LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Notes payable and current
         maturities of long-term debt          $      45,445        $     309,627        $     118,479(1)      $     473,551
     Other payables                                  474,171               52,638                   --               526,809
                                               -------------        -------------        -------------         -------------
         Total current liabilities                   519,616              362,265              118,479             1,000,360

Long-term debt                                        31,126                   --                   --                31,126

Shareholders' equity                               2,000,358              151,756              779,144(1)          2,931,258
                                               -------------        -------------        -------------         -------------
                                               $   2,551,100        $     514,021        $     897,623         $   3,962,744
                                               =============        =============        =============         =============



     See notes to pro forma condensed consolidated statements of operations.

                          U-SHIP, INC. AND SUBSIDIARIES
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                    For the Twelve Months Ended June 30, 1998

                                                      Historical                               Pro Forma
                                       --------------------------------------      ----------------------------------
                                                              Twin City
ASSETS                                  U-Ship, Inc.      Transportation Inc.       Adjustments           Adjusted
                                       -------------      -------------------      -------------        -------------
REVENUES                               $     952,858         $   1,223,046         $          --        $   2,175,904
                                       -------------         -------------         -------------        -------------

EXPENSES
     Direct shipping and
         equipment sales                     775,438             1,015,924                    --            1,791,362
     General and administrative            1,822,171               119,789                87,344(2)         2,029,304
     Marketing and sales                      92,292                20,884                    --              113,176
     Research and development                167,741                    --                    --              167,741
                                       -------------         -------------         -------------        -------------
                                           2,857,642             1,156,597                87,344            4,101,583
                                       -------------         -------------         -------------        -------------

INCOME (LOSS) FROM
     OPERATIONS                           (1,904,784)               66,449               (87,344)          (1,925,679)
                                       -------------         -------------         -------------        -------------

OTHER INCOME (EXPENSE)
    Interest income                           25,863                    --                    --               25,863
    Interest expense                         (22,209)              (10,540)                   --              (32,749)
    Other                                         --                (1,920)                   --               (1,920)
                                       -------------         -------------         -------------        -------------
                                               3,654               (12,460)                   --               (8,806)
                                       -------------         -------------         -------------        -------------

NET INCOME (LOSS)                      $  (1,901,130)        $      53,989         $     (87,344)       $  (1,934,485)
                                       =============         =============         =============        =============


NET LOSS PER COMMON SHARE,
    basic and diluted                  $        (.38)                                                   $        (.36)(3)
                                       =============                                                    =============

SHARES USED TO COMPUTE NET
    LOSS PER COMMON SHARE,
    basic and diluted                      4,977,469                                                        5,400,799 (3)
                                       =============                                                    =============



     See notes to pro forma condensed consolidated statements of operations.

                          U-SHIP, INC. AND SUBSIDIARIES
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                   For the Six Months Ended December 31, 1998

                                                    Historical                                 Pro Forma
                                      ---------------------------------------     ----------------------------------
                                                              Twin City
ASSETS                                 U-Ship, Inc.       Transportation Inc.      Adjustments           Adjusted
                                      -------------       -------------------     -------------        -------------
REVENUES                              $     272,086         $     713,976         $          --        $     986,062
                                      -------------         -------------         -------------        -------------

EXPENSES
    Direct shipping and
     equipment sales                        246,739               575,221                    --              821,960
    General and administrative              949,449                94,535                43,672(2)         1,087,656
    Marketing and sales                     165,691                11,613                    --              177,304
    Research and development                205,830                    --                    --              205,830
                                      -------------         -------------         -------------        -------------
                                          1,567,709               681,369                43,672            2,292,750
                                      -------------         -------------         -------------        -------------

INCOME (LOSS) FROM
    OPERATIONS                           (1,295,623)               32,607               (43,672)          (1,306,688)
                                      -------------         -------------         -------------        -------------

OTHER INCOME (EXPENSE)
     Interest income                         41,570                    --                    --               41,570
     Interest expense                        (6,334)               (5,907)                   --              (12,241)
     Other                                       --                (6,248)                   --               (6,248)
                                      -------------         -------------         -------------        -------------
                                             35,236               (12,155)                   --               23,081
                                      -------------         -------------         -------------        -------------

NET INCOME (LOSS)                     $  (1,260,387)        $      20,452         $     (43,672)       $  (1,283,607)
                                      =============         =============         =============        =============


NET LOSS PER COMMON SHARE,
     basic and diluted                $        (.25)                                                   $        (.24)(3)
                                      =============                                                    =============

SHARES USED TO COMPUTE NET
     LOSS PER COMMON SHARE,
     basic and diluted                    4,990,579                                                        5,413,909 (3)
                                      =============                                                    =============



     See notes to pro forma condensed consolidated statements of operations.

                          U-SHIP, INC. AND SUBSIDIARIES
  Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations



(1) To record the TCT acquisition accounted for by the purchase method of accounting. Under purchase accounting, the total purchase price was allocated to the tangible and intangible assets and liabilities of TCT based upon their respective estimated fair values as of January 13, 1999, the date of the acquisition, based upon preliminary valuations and other studies which are not yet finalized. The actual allocation of purchase price and the resulting effect on loss from operations may differ significantly from the pro forma amounts included herein.

(2) To record amortization of the excess of the purchase price over the net book value of the assets acquired in the acquisition of TCT over the estimated useful life of 15 years.

(3) The pro forma common shares outstanding includes the 423,330 shares of U-Ship issued in connection with the acquisition of TCT.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 29, 1999                   By:  /s/ Timothy G. Booker
                                          -------------------------------------
                                       Name:  Timothy G. Booker
                                       Title: Treasurer, Chief Financial Officer
                                              and Director

                          INDEPENDENT AUDITOR'S CONSENT

         We consent to the incorporation by reference in the registration statements of U-Ship, Inc. on Form S-3/A (File No. 333-34411) and Form S-8 (File No. 333-06269) of our report dated February 19, 1999, on the audit of the financial statements of Twin City Transportation, Inc. as of December 31, 1998.


                                        /s/ LURIE, BESIKOF, LAPIDUS & CO., LLP
                                        ---------------------------------------
                                        LURIE, BESIKOF, LAPIDUS & CO., LLP


Minneapolis, Minnesota
March 29, 1999